UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2009

ISCO INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-22302	36-3688459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive
Elk Grove Village, IL	60007
(Address of principal executive offices)	(Zip Code)

(847) 391-9400
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On May 19, 2009, ISCO International, Inc. (the “Company”) received a letter from its transfer agent, Mellon Investor Services LLC (“Mellon”), indicating that Mellon will be terminating the Transfer Agent Agreement dated July 12, 2008 (the “Agreement”) between the Company and Mellon. In Mellon’s letter, it indicates that the Agreement will be terminated because the Company has not provided certain requested documentation to Mellon. As a result of the acquisition of substantially all of the assets of the Company by its secured lenders and the resulting cessation of its business operations, the Company has determined that it does not have the capabilities or resources necessary to cure the default under the Agreement and it does not intend to do so. Therefore, according to the terms of the letter, the Agreement will be terminated as of July 20, 2009. Upon such termination, the Company will no longer have an independent transfer agent. The Company has not yet made any arrangements regarding the transfer of its shares after July 20, 2009, but plans to disclose additional arrangements in a subsequent Form 8-K filing.

On June 9, 2009, the Company received an Answer and Counterclaim from TAA Group, Inc. (“TAA”) with respect to the lawsuit filed by the Company in March 2009 against TAA in connection with TAA’s purchase of the Company’s former subsidiary, Clarity Communication Systems Inc. In the Answer, TAA denies any liability to the Company and in the Counterclaim, TAA seeks $10 million in lost profits for its alleged lost contract opportunities. The Company believes that the Counterclaim is without merit. The Company is currently evaluating the Counterclaim to determine how it intends to proceed.

The Company has no assets with which to conduct its prior, normal business operations and anticipates that, within a very short time, it will implement some procedure to formally wind-up its business. Because of the continued liability of approximately $15 million to its secured lenders, the Company does not anticipate, as it has stated previously, that any funds will be available for distribution to unsecured creditors or stockholders.

Forward-Looking Statements:

The statements contained above include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). When used herein and in future filings by us with the SEC, in our news releases, presentations to securities analysts or investors, and in oral statements made by or with the approval of one of our executive officers, the words or phrases “believes,” “anticipates,” “expects,” “plans,” “seeks,” “intends,” “will likely result,” “estimates,” “projects” or similar expressions are intended to identify such forward-looking statements. These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. These forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the results discussed in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISCO INTERNATIONAL, INC.

By:	/s/ John Owings
Name : John Owings
Title : President
Date: June 30, 2009